As filed with the Securities and Exchange Commission on October 1, 1999
                                         Registration No. 333-_____________
==============================================================================
                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                                ----------------------
                                       FORM S-8
                                REGISTRATION STATEMENT
                                        Under
                              The Securities Act of 1933
                             ---------------------------
                                  CIRRUS LOGIC, INC.
                (Exact name of Registrant as specified in its charter)
                ------------------------------------------------------
                77-0024818                                 Delaware
          (I.R.S. Employer                    (State or other jurisdiction
        Identification Number)              of incorporation or organization)

                               3100 West Warren Avenue
                              Fremont, California 94538
                       (Address of principal executive offices)
                       ---------------------------------------
                       AudioLogic, Inc. 1992 Stock Option Plan
                               (Full title of the plan)
                               ------------------------
                                   David D. French
                               Chief Executive Officer
                               3100 West Warren Avenue
                              Fremont, California  94538
                             ----------------------------

                                    (510) 623-8300
            (Telephone number, including area code, of agent for service)
             ------------------------------------------------------------

                                       Copy to:
                               Michael J. Danaher, Esq.
                           Wilson Sonsini Goodrich & Rosati
                               Professional Corporation
                                  650 Page Mill Road
                                 Palo Alto, CA 94304
                                    (650) 493-9300
                                    --------------

                           CALCULATION OF REGISTRATION FEE

                                            Proposed     Proposed
                                            Maximum      Maximum
            Title               Amount      Offering    Aggregate     Amount of
      of Securities to          to be        Price       Offering   Registration
        be Registered         Registered   Per Share      Price          Fee
                                              (1)          (1)
----------------------------------------- ------------ ------------ -------------

Common Stock, $0.001 par value
  To be issued upon
  exercise of options
  granted under the
  AudioLogic, Inc. 1992
  Stock Option Plan             39,753    $0.34/$0.40    $13,556        $3.77

(1) Calculated solely for the purpose of determining the amount of the registration fee required by Section 6(b) of the Securities Act and computed pursuant to Rule 457(h) under the Securities Act on the basis of the price at which the options may be exercised, as set forth in (2).
(2) The exercise price for 39,095 of the shares to be issued upon exercise of the options registered hereby is $0.34. The exercise price for the remaining 658 shares is $0.40.

                                  CIRRUS LOGIC, INC.
                          REGISTRATION STATEMENT ON FORM S-8
                                       PART II
                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents and information are incorporated by reference into this Registration Statement:

1.  The Annual Report on Form 10-K of Cirrus Logic, Inc. (the
"Registrant"), for the year ended March 27, 1999, filed pursuant to
Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange
Act");

2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 26, 1999, filed pursuant to Section 13(a) of the Exchange Act;

3. The Registrant's Current Reports on Form 8-K filed on August 3, 1999 and September 3, 1999;

4. The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on May 1, 1989, including any amendments or reports filed for the purpose of updating such description; and

5. The Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on September 3, 1999.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.
Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation shall not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.

     The Registrant's Bylaws provide that the Registrant shall indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by Delaware law. The Registrant's Bylaws also permit the Registrant to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Registrant would have the power to indemnify him or her against such liability under the General Corporation Law of Delaware. The Registrant currently has secured such insurance on behalf of its officers and directors.

     The Registrant has entered into agreements to indemnify its directors and officers, in addition to indemnification provided for in the Registrant's Bylaws. Subject to certain conditions, these agreements, among other things, indemnify the Registrant's directors and officers for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred by any such person in any action or proceedings, including any action by or in the right of the Registrant, arising out of such person's services as a director or officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which the person provides services at the request of the Registrant.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.
Not applicable.

ITEM 8. EXHIBITS.

 Exhibit
 Number
---------
     4.1   AudioLogic, Inc. 1992 Stock Option Plan.
     4.2   Form Stock Option Agreement to AudioLogic, Inc. 1992 Option Plan
     5.1   Opinion of Wilson Sonsini Goodrich & Rosati, Professional
           Corporation, as to legality of securities being registered.
    23.1   Consent of Ernst & Young LLP, Independent Auditors
    23.2   Consent of Wilson Sonsini Goodrich & Rosati, Professional
           Corporation (Contained in Exhibit 5.1)
    24.1   Power of Attorney (See Page II-5)

ITEM 9. UNDERTAKINGS.

(a)     The Registrant hereby undertakes:

  (1) To file, during any period which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Securities Act"), each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to law, the Registrant's Certificate of Incorporation, Bylaws or indemnification agreements, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on October 1, 1999.


CIRRUS LOGIC, INC.
By: /S/ GLENN C. JONES
Glenn C. Jones
Vice President, Chief
Financial Officer,
Treasurer and Secretary

                                  POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Glenn C. Jones, his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                        Title                       Date
----------------------- ------------------------------------  ------------------

/s/MICHAEL L. HACKWORTH Chairman of the Board and Director    September 30, 1999
-----------------------
(Michael L. Hackworth)

/s/SUHAS S. PATIL       Chairman Emeritus and Director        September 30, 1999
-----------------------
(Suhas S. Patil)

/s/DAVID D. FRENCH      President, Chief Executive Officer    September 30, 1999
----------------------- (Principal Executive Officer) and
(David D. French)       Director

/s/GLENN C. JONES       Vice President, Chief Financial       September 30, 1999
----------------------- Officer Treasurer and Secretary
(Glenn C. Jones)        (Principal Financial Officer and
                        Principal Accounting Officer)

/s/WALDEN C. RHINES     Director                              September 30, 1999
-----------------------
(Walden C. Rhines)

/s/ROBERT H. SMITH      Director                              September 30, 1999
-----------------------
(Robert H. Smith)

/s/ALFRED S. TEO        Director                              September 30, 1999
-----------------------
(Alfred S. Teo)

/s/D. JAMES GUZY        Director                              September 30, 1999
-----------------------
(D. James Guzy)

                                  INDEX TO EXHIBITS

 Exhibit
 Number
---------
     4.1   AudioLogic, Inc. 1992 Stock Option Plan.
     4.2   Form Stock Option Agreement to AudioLogic, Inc. 1992 Option Plan
     5.1   Opinion of Wilson Sonsini Goodrich & Rosati, Professional
           Corporation, as to legality of securities being registered.
    23.1   Consent of Ernst & Young LLP, Independent Auditors
    23.2   Consent of Wilson Sonsini Goodrich & Rosati, Professional
           Corporation (Contained in Exhibit 5.1)
    24.1   Power of Attorney (See Page II-5)